Exhibit 4.2

[FORM OF FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO ANDEAVOR OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP:

ISIN:

4.750% Senior Notes due 2023

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR

Andeavor, a Delaware corporation (the “Company”), promises to pay to CEDE & CO., or registered assigns, the principal sum of              Dollars on December 15, 2023 or such greater or lesser amount as may be indicated on Schedule A hereto.

Interest Payment Dates: December 15 and June 15, commencing on [    ].

Record Dates: December 1 and June 1.

Additional provisions of this Note are set forth on the other side of this Note.

ANDEAVOR

By:
Name:
Title:

This is one of the Global Notes referred to in the

within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

4.750% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Andeavor, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2023 Note at 4.750% per annum until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2023 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2023 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 2023 Notes, in which case interest shall accrue from date of authentication; provided, further, that the first Interest Payment Date shall be [    ]. The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2023 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the 2023 Notes (except defaulted interest) to the Persons who are registered Holders of 2023 Notes at the close of business on the December 1 and June 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2023 Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2023 Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the 2023 Notes under an Indenture dated as of December 22, 2016 (“Indenture”) among the Company, the Guarantors and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2023 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2023 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2023 Notes are unsecured obligations of the Company.

5. Optional Redemption. The 2023 Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, prior to October 15, 2023 at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 50 basis point for the Notes.

The Company will also pay accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

If the 2023 Notes are redeemed on or after October 15, 2023 the Company will pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

The Company will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

Once notice of redemption is mailed in accordance with Section 3.03 of the Indenture, 2023 Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notwithstanding the foregoing, notice of any redemption of the 2023 Notes (including in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded by the Company in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company shall notify the Trustee in writing promptly upon the satisfaction or failure of any condition precedent to any redemption or notice of redemption.

6. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, each Holder of 2023 Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2023 Notes pursuant to a Change of Control Offer described in the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Company shall send to each Holder a notice setting forth the procedures governing such Change of Control Offer as required by the Indenture.

7. Notice of Redemption. Notice of redemption will be mailed at least 10 days but except as set forth in Section 3.04 of the Indenture not more than 60 days before the redemption date to each Holder whose 2023 Notes are to be redeemed at its registered address. 2023 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

8. Denominations, Transfer, Exchange. The 2023 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $ 1,000 in excess thereof. The transfer of 2023 Notes may be registered and 2023 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2023 Note or portion of a 2023 Note selected for redemption, except for the unredeemed portion of any 2023 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2023 Notes for a period of 15 days before a selection of 2023 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. Persons Deemed Owners. The registered Holder of a 2023 Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture, the Notes or the related Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class. Without the consent of any Holder of a Note, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s or any Guarantor’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee; to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes and/or the Subsidiary Guarantees; to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the Description of the Notes section of the Offering Memorandum to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; to provide for Additional Notes and related Subsidiary Guarantees; or to comply with the rules of any applicable securities depositary.

11. Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2023 Notes and such default continues for a period of 30 days after written notice is given to the Company as provided in the Indenture; (b) default in the payment when due of principal of, or premium, if any, on, the 2023 Notes; (c) failure by the Company to comply with any of the provisions of Sections 4.15 and 5.01 of the Indenture and such failure continues for 30 days after written notice is given to the Company as provided in the Indenture; (d) failure by the Company to comply with Section 4.03 of the Indenture and such failure continues for 120 days after written notice is given to the Company as provided in the Indenture; (e) failure by the Company or any of its Restricted Subsidiaries to comply with any other agreement in the Indenture or 2023 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Company as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $100.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; (g) [reserved]; or (h) certain events of bankruptcy or insolvency with respect to the Company or any Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary as described in the Indenture; or (i) except as permitted in the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of termination of the Indenture or the release of such Subsidiary Guarantee in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from

Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2023 Notes, automatically and without any action by the Trustee or the Holders of the 2023 Notes, if within 60 days after such Event of Default first arose the Company delivers an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2023 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law. THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THE 2023 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

[Remainder of Page Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

☐Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.